Exhibit No. 10.8

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 31, 1997, by and between HARDING LAWSON ASSOCIATES GROUP, INC., a Delaware corporation, formerly known as HARDING ASSOCIATES, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of October 31, 1995, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 1.1 is hereby amended by deleting "October 31, 1997" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "November 30, 1999," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

         2. Section 1.1(d) Term Loan Subfeature is hereby deleted in its entirety, without substitution.

         3. Section 1.1(e) is hereby amended (a) by deleting "October 30, 1997" as the last day on which Bank will issue Letters of Credit under the subfeature therefor under the Line of Credit, and by substituting for said date "November 30, 1999," and (b) by deleting "April 30, 1998" as the last date any such Letter of Credit may expire, and by substituting for said date "May 30, 2000."

         4. Section 1.2(a) is hereby deleted in its entirety, and the following substituted therefor:

                           "(a) Foreign Exchange Facility.  Subject to the terms
                  and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the "Foreign Exchange Facility") under which Bank, from time to time up to and including November 30, 1999, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of foreign currencies designated by borrower provided however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of One Million and No/100 United States Dollars (US$1,000,000.00). No foreign exchange contract shall be executed for a term in excess of three (3) months or for a term which extends beyond November 30, 1999. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of Three Hundred Thousand and No/100 United States dollars (US$300,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement, substantially in the form of Exhibit B attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by this reference."

         5. Sections 1.3(a) and (b) are hereby deleted in their entirety, and the following substituted therefor:

                           "(a) Interest.  The outstanding  principal balance of
                  the Line of Credit shall bear interest at the rate of interest set forth in the Line of Credit Note.

                           "(b)  Computation  and  Payment.  Interest  shall  be
                  computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note (collectively, the "Notes")."

         6. Section 4.8(b) Working Capital is hereby deleted in its entirety, without substitution.

         7. Section 4.8(c) is hereby deleted in its entirety, and the following substituted therefor:

                           "(c)  Tangible  Net  Worth  not at any time less than
                  $30,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets."

         8. Section 4.8(f) is hereby deleted in its entirety, and the following substituted therefor:

                           "(f) Net income after taxes not less than $1.00 on an
                  annual basis, determined as of each fiscal year end, with loss not to exceed $1,000,000.00 in any one fiscal quarter and with combined loss not to exceed $1,000,000.00 in any two consecutive fiscal quarters."

         9. The  following  is hereby  added to the Credit  Agreement as Section
7.10:

                           "SECTION 7.10.  Waiver of Jury Trial.

                  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER AND BANK HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS CREDIT AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AS DEFINED THEREIN, AS AMENDED RENEWED OR RESTATED OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OF SUCH LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRAIL BY JURY.

         10. Commitment Fee. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to $30,000.00, which fee shall be due and payable in full on the date Borrower acknowledges this letter.

         11. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         12. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

HARDING LAWSON ASSOCIATES                                WELLS FARGO BANK,
  GROUP, INC.                                              NATIONAL ASSOCIATION


By:  /s/Gregory A. Thornton                              By: /s/ Alex McCombs
     Gregory A. Thornton                                     Alex McCombs
     Vice President/Chief Financial Officer                  Vice President

                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of October 31, 1995, by and between HARDING ASSOCIATES, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                     RECITAL

         Borrower has requested from Bank the credit accommodations described below (collectively, the "Credits"), and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                   THE CREDITS

SECTION 1.1. LINE OF CREDIT.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including October 31, 1997, not to exceed at any time the aggregate principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) ("Line of Credit"), the proceeds of which shall be used for short term working capital and other general uses. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.
         (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.
         (c) Prepayment. Borrower may prepay principal on the Line of Credit solely in accordance with the provisions of the Line of Credit Note.
         (d) Term Loan Subfeature. Subject to the terms and conditions of the Line of Credit, Bank hereby agrees to convert advances under the Line of Credit to a loan or series of loans to Borrower in the aggregate principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (each, a "Term Loan" and collectively, the "Term Loans"). Borrower's obligation to repay each Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto (each, a "Term Note" and collectively, the "Term Notes"), all terms of which are incorporated herein by this reference. Bank's commitment to grant Term Loans shall terminate on October 31, 1997. The principal amount of each Term Loan shall be repaid in accordance with the provisions of the respective Term Note and shall be amortized over a five (5) year term; provided however, that no Term Loan shall have a maturity date occurring later than October 31, 2002. Each Term Loan shall be in the minimum principal amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00). The aggregate outstanding principal balance of all Term Loans shall be reserved under the Line of Credit and shall not be available for advances thereunder. Borrower may prepay principal on the Term Loans solely in accordance with the provisions of the Term Note.
         (e) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue stand-by letters of credit for the account of Borrower to finance insurance and performance bond requirements (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Million and No/100 Dollars ($5,000,000.00), provided however, that no Letter of Credit shall have an expiration date subsequent to April 30, 1998. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason whatsoever, at the time any draft is paid by Bank, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, at Bank's sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft.

SECTION 1.2. FOREIGN EXCHANGE FACILITY.

         (a) Foreign Exchange Facility. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the "Foreign Exchange Facility") under which Bank, from time to time up to and including October 31, 1997, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of foreign currencies designated by borrower provided however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of One Million and No/100 United States Dollars (US$1,000,000.00). No foreign exchange contract shall be executed for a term inexcess of three (3) months or for a term which extends beyond October 31, 1997. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of Three Hundred Thousand and No/100 United States Dollars (US$300,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement, substantially in the form of Exhibit C attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by this reference.
         (b) Settlement. Each foreign exchange contract under the Foreign Exchange Facility shall be settled on its maturity date by Bank's debit to any demand deposit account maintained by Borrower with Bank.

SECTION 1.3.  INTEREST/FEES.

         (a) Interest. The outstanding principal balance of the Line of Credit and Term Loan(s) shall bear interest at the respective rates of interest set forth in the Line of Credit Note and Term Note(s).
         (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note and Term Note(s) (collectively, the "Notes").
         (c) Documentation Fee. Borrower shall pay to Bank a non-refundable documentation fee for the Line of Credit equal to $40,000.00, which documentation fee shall be due and payable in full upon execution of this agreement.
         (d) Letter of Credit Fees. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to one and one-quarter percent (1.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, (ii) fees upon the payment or negotiation by Bank of each draft under any Letter of Credit equal to the greater of two percent (2%) of the amount of such draft or $540.00 and (iii) fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

SECTION 1.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each Credit by charging Borrower's demand deposit account number 4518050042 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 1.5. COLLATERAL. As security for all indebtedness of Borrower to Bank pursuant to this Agreement, Borrower grants to Bank security interests of first priority in all Borrower's accounts receivable and other rights to payment and all proceeds of the foregoing. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated May 31, 1995, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower toBank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                   ARTICLE III
                                   CONDITIONS

SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the granting of each of the Credits shall be satisfactory to Bank's counsel.
         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed: (i) This Agreement and the Notes; (ii) Corporate Borrowing Resolution; (iii) Sweep Authorization Agreement; and (iv) Such other documents as Bank may require under any other Section of this Agreement.
         (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:
         (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an event of Default, shall have occurred and be continuing or shall exist.
         (b) Documentation. Bank shall have received all additional documents which may berequired in connection with such extension of credit.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

                  Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:
         (a) not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by an independent certified public accountant acceptable to Bank, to include income statement, balance sheet, Incident of Loss Report and 10K's;
         (b) not later than 60 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include income statement, balance sheet, Incident of Loss Report and 10Q's; and
         (c) from time to time such other information as Bank may reasonably request.

SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such

         (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and
         (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent modified by the following definitions:
         (a) Current Ratio not at any time less than 1.5 to 1.0, with "Current Ratio" defined as total current assets divided by total current liabilities.
         (b) Working Capital not at any time less than $21,000,000.00, with "Working Capital" defined as total current assets minus total current liabilities.
         (c) Tangible Net Worth not at any time less than $26,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.
         (d) Total Liabilities divided by Tangible Net Worth not at any time greater than 1.0 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total equity plus subordinated debt less any intangible assets.
         (e) EBITDA Coverage Ratio not less than 1.5 to 1.0 as of each fiscal year end, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.
         (f) Profitable operations on an annual basis, with no two quarters of consecutive losses.

SECTION 4.9. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of:
         (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default;
         (b) any change in the name or the organizational structure of Borrower;
         (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or
         (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.

                                    ARTICLE V
                               NEGATIVE COVENANTS

                  Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $7,000,000.00, except for those acquired through mergers and acquisitions. Investments in fixed assets not prohibited by this Section, and not made through mergers and acquisitions, shall consist only of
         (a) cash purchases by Borrower (no financing) and/or
         (b) purchases subject to purchase money security interests including capital lease transactions.

SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower to Bank and any other liabilities of Borrower existing as of the date of this Agreement and previously disclosed to Bank and except for stock option loans not in excess of an aggregate of $1,000,000.00.

SECTION 5.4. INDEBTEDNESS OF WHOLLY OWNED SUBSIDIARIES. Permit wholly owned subsidiaries of Borrower to create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans, advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except for working capital lines of credit with commercial banks to wholly owned subsidiaries of Borrower not to exceed an aggregate principal amount of $1,000,000.00.

SECTION 5.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any corporation or other entity; make any substantial change in nature of Borrower's business; acquire all or substantially all of the assets of any corporation or other entity where such acquisition occurs on a "hostile" basis (that is, not approved by the target company's board of directors).

SECTION 5.6. GUARANTIES. Guarantee or become liable in any way as surety, endorser, accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity other than a wholly owned subsidiary of Borrower not to exceed an aggregate amount of $5,000,000.00.

SECTION 5.7. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except to various joint ventures or general partnerships in which Borrower is a joint venturer or general partner in the ordinary course of business.

SECTION 5.8. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.
         (b) Any representation or warranty made by Borrower hereunder shall prove to be incorrect in any material respect when made.
         (c) Any material default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.
         (d) Any material default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.
         (e) Any material default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.
         (f) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; where such liens, levies and/or like processes exceed an aggregate of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) and are not satisfied, or discharged or stayed within ten (10) days from filing or recordation thereof; or the entry of any judgement(s) against Borrower where such judgement(s) exceed(s) an aggregate of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) and is (are) not satisfied or discharged or stayed within 90 days from filing or recordation thereof.
         (g) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.
         (h) There shall exist or occur any material event or condition which Bank in good faith believes, impairs, or is substantially likely to materially impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.
         (i) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.
         (j) Litigation loss estimates for claims involving litigation against Borrower as reflected in Borrower's and/or Redwood Insurance Ltd's (a Bermuda corporation and a wholly owned subsidiary of Borrower) Incidence of Loss Report (currently shown by Borrower as "HLA Reserves") shall at any time be estimated (based on a determination made by Borrower's management and outside counsel) to exceed $7,500,000.00 as of the most recent fiscal quarter's end.

SECTION 6.2. REMEDIES.  Upon the occurrence of any Event of Default:
         (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower;
         (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and
         (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:                  HARDING ASSOCIATES, INC.
                                    7655 Redwood Boulevard
                                    Novato, California 94945
                                    Attn: Gregory A. Thornton
                                    Vice President/Chief Financial Officer

         BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION San Francisco Regional Commercial Banking
                                      Office
                                    420 Montgomery Street, 1st Floor
                                    San Francisco, California 94163
                                    Attn: Drew Metcalfe, Vice President

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows:
         (a) if sent by hand delivery, upon delivery;
         (b) if sent by mail,  upon the  earlier of the date of receipt or three
(3) days after deposit in the U.S. mail, first class and postage prepaid; and
         (c) if sent by telecopy, upon receipt.

SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with
         (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto,
         (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and
         (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, or any collateral required hereunder.

SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

HARDING ASSOCIATES, INC.                             WELLS FARGO BANK, NATIONAL
                                   ASSOCIATION


By:  /s/ Gregory A. Thornton                         By:  /s/ Drew Metcalfe
     Gregory A. Thornton                                  Drew Metcalfe
     Vice President/ Chief Financial Officer              Vice President